Independent Auditors' Consent

We consent to incorporation by reference in Registration Statement No. 33-27452 of Southwestern Public Service Company on Form S-8 of our report dated October 28, 1994, appearing in this Annual Report on Form 11-K of Southwestern Public Service Company Tax Benefit Plan and Trust for the year ended August 31, 1994.

/s/ Deloitte & Touche LLP

Dallas, Texas
January 18, 1995